As filed with the Securities and Exchange Commission on March 12, 1996

                                                        File No.
-------------------------------------------------------------------------

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                            _______________________

                     THE BUREAU OF NATIONAL AFFAIRS, INC.
            (Exact name of registrant as specified in its charter)

               DELAWARE                                53-0040540
     (State or other jurisdiction of                (I.R.S. Employer
     incorporation or organization)                Identification No.)

          1231 25th Street, N.W.                          20037
             Washington, D.C.                           (Zip Code)
     (Address of Principal Executive
               Offices)


                       STOCK PURCHASE AND TRANSFER PLAN
                                      and
                     THE BNA DEFERRED STOCK PURCHASE PLAN
                           (Full Title of the Plan)

      William A. Beltz, CEO                         With a copy to:
      The Bureau of National Affairs, Inc.
      1231 25th Street, N.W.                        David A. Massey
      Washington, D.C.  20037                       Sutherland, Asbill
      (202) 452-4252                                   and Brennan
      (Name, address and telephone number           1275 Pennsylvania Ave. NW
       of agent for service of process)             Washington, D.C.  20004

                        CALCULATION OF REGISTRATION FEE

                                                  Proposed
 Title of                         Proposed        Maximum
Securities           Amount       Maximum         Aggregate       Amount of
  To Be              to be        Offering        Offering       Registration
Registered         Registered     Per Share (1)    Price (1)          Fee
-----------------------------------------------------------------------------

Class A Common
 Stock, $1
 par value......  1,000,000        $26.00        $26,000,000      $8,965.52
-----------------------------------------------------------------------------


(1) In accordance with Rule 457(h) and General Instruction E to Form S-8, the aggregate offering price and the amount of the registration fee is computed with respect to the maximum number of the registrant's securities issuable under the plan that are covered by this registration statement. The offering price per share of Class A Common Stock, as determined by the Company's Board of Directors, is $26.00, and such offering price applies to purchases of such stock under the Deferred Stock Purchase Plan and to purchases (and sales) of such stock under the Stock Purchase and Transfer Plan.

      In addition, pursuant to Rule 416(c) of the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the BNA Deferred Stock Purchase Plan.

      The contents of the registrant's registration statement on Form S-8 filed with the Securities and Exchange Commission ("Commission") on September 13, 1990 (Commission file no. 33-36816) are incorporated by reference into this registration statement.

Item 8.  Exhibits.

  (a) In addition to those Exhibits previously filed in Item 8 to the registration statement incorporated herein by reference, the following exhibits are included with this registration statement in accordance with General Instruction E to form S-8:


          5.1  Opinion of Eunice Lin Bumgardner

         24.1  Consent of Eunice Lin Bumgardner (contained in Exhibit 5.1)

         24.3  Consents of KPMG Peat Marwick LLP.

  (b) The undersigned registrant hereby undertakes to submit a copy of The BNA Deferred Stock Purchase Plan and any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify such plan.

                                  SIGNATURES

The Registrant
--------------
      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 registration statement (incorporating the contents of its registration statement filed September 13, 1990, registration number 33-36816), to be signed on its behalf by the undersigned, thereunto duly authorized, in Washington, D.C. on the 7th day of March, 1996.

                              THE BUREAU OF NATIONAL AFFAIRS, INC.



                              By: s\ William A. Beltz
                                  _________________________________
                                    William A. Beltz
                                    CEO


      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities stated in each case as of the 7th day of March, 1996. Each of the undersigned officers and directors hereby severally constitutes Cynthia J. Bolbach and Gilbert S. Lavine, and each of them singly, as true and lawful attorneys-in-fact with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, and to file any and all further amendments to the Registration Statement filed herewith, making such changes in the Registration Statement as the registrant deems appropriate, and generally to do all things in our name and on our behalf as officers and directors to enable The Bureau of National Affairs, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission.


SIGNATURE                    TITLE                           DATE
---------------------------------------------------------------------------


s\ William A. Beltz
__________________________    Chairman of the Board,       March 7, 1996
William A. Beltz                Chief Executive
                                Officer and Director

s\ George J. Korphage
__________________________    Vice President, Chief        March 7, 1996
George J. Korphage              Financial Officer
                                (Principal Accounting
                                Officer) and Director

s\ Jacqueline M. Blanchard
__________________________    Director                     March 7, 1996
Jacqueline M. Blanchard

s\ John P. Boylan
__________________________    Director                     March 7, 1996
John P. Boylan
s\ Sandra C. Degler
__________________________    Director                     March 7, 1996
Sandra C. Degler

s\ Kathleen D. Gill
__________________________    Director                     March 7, 1996
Kathleen D. Gill

s\ John E. Jenc
__________________________    Director                     March 7, 1996
John E. Jenc

s\ Eileen Z. Joseph
__________________________    Director                     March 7, 1996
Eileen Z. Joseph

s\ John V. Schappi
__________________________    Director                     March 7, 1996
John V. Schappi

s\ Frederick A. Schenck
__________________________    Director                     March 7, 1996
Frederick A. Schenck

s\ Mary P. Swords
__________________________    Director                     March 7, 1996
Mary P. Swords

s\ Daniel W. Toohey
__________________________    Director                     March 7, 1996
Daniel W. Toohey

s\ Loene Trubkin
__________________________    Director                     March 7, 1996
Loene Trubkin

s\ Paul N. Wojcik
__________________________    Director                     March 7, 1996
Paul N. Wojcik



The Deferred Plan.
-----------------
 Pursuant to the requirements of the Securities Act of 1933, the Administrative Committee of the Deferred Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Washington, D.C. on the 7th day of March, 1996.

                                         THE BUREAU OF NATIONAL AFFAIRS, INC.
                                         DEFERRED STOCK PURCHASE PLAN



                                         By: s\ Jacqueline M. Blanchard
                                            _________________________________
                                            Jacqueline M. Blanchard
                                            (Chairman of the Committee)

                                   FORM S-8

                     THE BUREAU OF NATIONAL AFFAIRS, INC.

                              MARCH 12, 1996

                            INDEX TO EXHIBITS

Item                                           Sequential Page Number
----                                           ----------------------

 5.1    Opinion of Eunice Lin Bumgardner                    8

24.1    Consent of Eunice Lin Bumgardner
            (contained in Exhibit 5.1)                      8

24.3    Consents of KPMG Peat Marwick LLP                   9-10

                                                                  EXHIBIT 5.1

The Bureau of National Affairs, Inc.
Eunice Lin Bumgardner
General Counsel
1231 25th Street, N.W.
Washington, D.C.  20037

                                               March 11, 1996

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street
Washington, D.C.  20549

      Re:  Registration Statement on Form S-8
           Relating to The Bureau of National Affairs, Inc.
           Stock Purchase and Transfer Plan
           BNA Deferred Stock Purchase Plan

Ladies and Gentlemen:

      As General Counsel of The Bureau of National Affairs, Inc., a
Delaware corporation (the "Company"), I am acting as counsel to the Company in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of the one million shares of Common Stock, par value $1.00 per share (the "Common Stock"), issuable under the Stock Purchase and Transfer Plan (the"SPTP") and The BNA Deferred Stock Purchase Plan (the "DSPP"). I am a member of the Bars of the District of Columbia and Maryland.

      I am generally familiar with the properties and affairs of the Company (including the SPTP and the DSPP). I have also examined those records I deemed necessary for the purpose of this opinion. On that basis, I am of the opinion that the Common Stock, when issued pursuant to the terms of the SPTP and the DSPP, will be validly issued, fully paid and nonassessable shares of Common Stock.

      I hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-8 relating to the Plan.

                                               Sincerely,


                                               s\ Eunice Lin Bumgardner
                                               -------------------------
                                               Eunice Lin Bumgardner

                                                                  EXHIBIT 24.3


                        Consent of Independent Auditors
                        -------------------------------

The Board of Directors and Stockholders
The Bureau of National Affairs, Inc.:

We consent to the incorporation by reference in the registration statement on Form S-8 of The Bureau of National Affairs, Inc. of our report dated February 21, 1995, relating to the consolidated balance sheets of The Bureau of National Affairs, Inc. and subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of income,changes in stockholders' equity, and cash flows and related consolidated statement schedules for each of the years in the three-year period ended December 31, 1994, which report appears in the December 31, 1994 annual report of Form 10-K of The Bureau of National Affairs, Inc.



                                             s\ KPMG Peat Marwick LLP
                                             ------------------------
                                             KPMG Peat Marwick


Washington, D.C.
March 11, 1996

                        Consent of Independent Auditors
                        -------------------------------

The Board of Directors and Stockholders
The Bureau of National Affairs, Inc.:

We consent to the incorporation by reference in the registration statement on Form S-8 of The Bureau of National Affairs, Inc. of our report dated March 10, 1995, relating to the statements of net assets available for benefits of the BNA Deferred Stock Purchase Plan as of December 31, 1994 and 1993, and the related statements of changes in net assets available for benefits for each of the years in the three-year period ended December 31, 1994, which report appears in the December 31, 1994 annual report on Form 11-K of The BNA Deferred Stock Purchase Plan.



                                             s\ KPMG Peat Marwick LLP
                                             ------------------------
                                             KPMG Peat Marwick LLP



Washington, D.C.
March 11, 1996